EXHIBIT 23.1

ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 2000 included in the Annual Report on Form 10-K (File No. 000-26707) of Network Commerce Inc. (formerly Shopnow.com Inc.) and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Seattle, Washington
September 5, 2000